Exhibit 99.1
Alcoa announces curtailment of Kwinana Alumina Refinery in Western Australia

PITTSBURGH--(BUSINESS WIRE)--January 8, 2024--Alcoa Corporation (NYSE: AA) today announced it plans to fully curtail production in 2024 at its Kwinana Alumina Refinery in Western Australia, with the process beginning in the second quarter.

The Kwinana refinery has an annual nameplate production capacity of 2.2 million metric tons. The refinery has been operating at approximately 80 percent of its nameplate capacity since January of 2023.

Matt Reed, Alcoa’s Executive Vice President and Chief Operations Officer, said the determination to curtail the 60-year-old facility is based on a variety of factors, including its age, scale, operating costs and current bauxite grades, in addition to current market conditions.

“Today’s curtailment decision comes only after thorough and careful deliberation, and we acknowledge that this action will impact workers, business partners, and the community,” Reed said.

“We deeply appreciate the commitment and support of our many loyal employees, contractors, and suppliers at our Kwinana refinery, which has made a major contribution to Western Australia’s economic development over the last 60 years of continual operation.”

The curtailment will include a phased reduction of the workforce from around 800 employees at the start of 2024 to approximately 250 in the third quarter of this year, when all alumina production will cease. Certain processes, however, will continue until about the third quarter of 2025, when employee numbers will be further reduced to approximately 50.

“We will work closely with our employees to provide support with transitioning to other opportunities,” Reed said. “This includes potential redeployment within our business or assistance to facilitate employment at other workplaces.”

The refinery and associated residue storage facilities will continue to be actively managed. Alcoa’s port facilities located alongside the refinery will continue to operate to import raw materials and export alumina produced at the Company’s Pinjarra Alumina Refinery. Production at the Pinjarra and Wagerup refineries is not expected to be impacted by the curtailment at Kwinana.

“We remain committed to WA in the long-term and will continue to assess options for the refinery, monitoring the factors that have led to the curtailment decision,” Reed said.

The Kwinana refinery recorded a net loss (pre-tax and noncontrolling interest) of approximately $130 million in 2023. The Company expects annual improvements of approximately $70 million beginning in the third quarter of 2024 as a result of the curtailment. The refinery will continue to incur approximately $40 million of non-cash depreciation, depletion and amortization expenses while curtailed.

In the first quarter of 2024, Alcoa will record restructuring charges between $180 million and $200 million, related to the curtailment of the refinery. Alcoa’s share (after-tax and noncontrolling interest) will be between $76 million and $84 million, or $0.42 to $0.47 per share. The charges include approximately $81 million for water management costs, $55 million for employee related costs, $26 million for asset retirement obligations, and $18 million of other costs. Alcoa’s share of related cash outlays of approximately $115 million (which includes existing employee related liabilities and asset retirement obligations) is expected to be spent in 2024 ($80 million) and 2025 ($35 million).

About Alcoa Corporation

Alcoa (NYSE: AA) is a global industry leader in bauxite, alumina and aluminum products with a vision to reinvent the aluminum industry for a sustainable future. Our purpose is to turn raw potential into real progress, underpinned by Alcoa Values that encompass integrity, operating excellence, care for people and courageous leadership. Since developing the process that made aluminum an affordable and vital part of modern life, our talented Alcoans have developed breakthrough innovations and best practices that have led to improved safety, sustainability, efficiency, and stronger communities wherever we operate.

Dissemination of Company Information

Alcoa intends to make future announcements regarding company developments and financial performance through its website, www.alcoa.com, as well as through press releases, filings with the Securities and Exchange Commission, conference calls and webcasts. The Company does not incorporate the information contained on, or accessible through, its corporate website into this press release.

Forward-Looking Statements

This release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “aims,” “ambition,” “anticipates,” “believes,” “could,” “develop,” “endeavors,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “potential,” “plans,” “projects,” “reach,” “seeks,” “sees,” “should,” “strive,” “targets,” “will,” “working,” “would,” or other words of similar meaning. All statements by Alcoa that reflect expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, forecasts concerning global demand growth for bauxite, alumina, and aluminum, and supply/demand balances; statements, projections or forecasts of future or targeted financial results, or operating performance (including our ability to execute on strategies related to environmental, social and governance matters); statements about strategies, outlook, and business and financial prospects; and statements about capital allocation and return of capital. These statements reflect beliefs and assumptions that are based on Alcoa’s perception of historical trends, current conditions, and expected future developments, as well as other factors that management believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and changes in circumstances that are difficult to predict. Although Alcoa believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to: (a) cyclicality of the aluminum industry and aluminum end use markets, including due to the influence of global economic conditions, and unfavorable changes in the markets served by Alcoa; (b) the effects of non-market forces, such as government policies and political instability, on global aluminum supply and demand; (c) volatility and declines in aluminum industry, including global supply and demand conditions and fluctuations in London Metal Exchange-based prices and premiums, as applicable, for primary aluminum and other commodities, and fluctuations in indexed-based and spot prices for alumina; (d) legal, regulatory, economic, political, trade, public health and safety, and reputational risks and conditions, including changes in conditions beyond our control as a result of our participation in increasingly competitive and complex global markets; (e) our ability to obtain, maintain, or renew permits or approvals necessary for our mining operations; (f) unfavorable changes in cost, quality, or availability of key inputs, including energy and raw materials, or uncertainty of or disruption to the supply chain including logistics; (g) our ability to realize expected benefits or achieve intended results, including as planned and by targeted completion dates, from announced strategies, plans, programs, or initiatives relating to our portfolio, profitability, capital investments, and developing technologies, and from joint ventures or other strategic alliances or business transactions; (h) fluctuations in foreign currency exchange and tax rates on costs and results; (i) changes in tax laws or exposure to additional tax liabilities; (j) changes in global economic and financial market conditions generally, such as inflation, recessionary conditions, and interest rate increases, which may also affect Alcoa’s ability to obtain credit or financing upon acceptable terms or at all; (k) current and potential future impacts to the global economy and our industry, business and financial condition caused by various worldwide or macroeconomic events, such as the ongoing conflict between Russia and Ukraine; (l) global competition within and beyond the aluminum industry; (m) our ability to obtain or maintain adequate insurance coverage; (n) the outcomes of contingencies, including legal and tax proceedings, government or regulatory investigations, and environmental remediation, or changes in foreign and/or U.S. federal, state, or local laws, regulations, or policies; (o) the impacts of climate change, related legislation or regulations, and efforts to reduce greenhouse gas emissions and our ability to achieve strategies and expectations related to climate change and other environmental matters; (p) claims, costs and liabilities resulting from the impact of our operations, including impoundments, or from health, safety, and environmental laws, regulations, and requirements, in the areas where we operate; (q) the impact of cyberattacks and potential information technology or data security breaches, including disruptions to our operations, liability, and reputational harm; (r) our ability to fund capital expenditures; (s) risks associated with long-term debt obligations including restrictions on our current and future operations as a result of our indebtedness; (t) our ability to continue to return capital to stockholders through cash dividends and/or share repurchases; (u) the impact of labor disputes, work stoppages and strikes, or other employee relations issues, as well as labor market conditions; (v) declines in the discount rates used to measure pension and other postretirement benefit liabilities or lower-than-expected investment returns on pension assets, or unfavorable changes in laws or regulations that govern pension plan funding; and (w) the other risk factors discussed in Alcoa’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and other reports filed by Alcoa with the SEC. Alcoa disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Market projections are subject to the risks described above and other risks in the market.

Contacts

Investor Contact:
James Dwyer
412-992-5450
James.Dwyer@alcoa.com

Media Contact:
Jim Beck
412-315-2909
James.Beck@alcoa.com

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